As filed with the Securities and Exchange Commission
                               on August 13, 1998
                         Registration No. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                            BUCKEYE TECHNOLOGIES INC.
             (Exact name of registrant as specified in its charter)

       DELAWARE                                     62-1518973
(State of Incorporation)                (I.R.S. Employer Identification No.)

                               1001 Tillman Street
                            Memphis, Tennessee 38108
                    (Address of principal executive offices)

                    MERFIN SYSTEMS 401(K) PROFIT SHARING PLAN
                            (Full Title of the Plan)

                                DAVID B. FERRARO
                                 P.O. Box 80407
                               1001 Tillman Street
                            Memphis, Tennessee 38108
                                 (901) 320-8100
            (Name, address and telephone number of agent for service)

                                (with copies to:)
                                 LINDA M. CROUCH
                       Baker, Donelson, Bearman & Caldwell
                              207 Mockingbird Lane
                          Johnson City, Tennessee 37604


                         CALCULATION OF REGISTRATION FEE
------------------------------ ---------------------- ------------------------- ------------------------- =======================

  Title of Securities to be        Amount to be           Proposed Maximum          Proposed Maximum            Amount of
         Registered                 Registered        Offering Price Per Share  Aggregate Offering Price     Registration Fee
------------------------------ ---------------------- ------------------------- ------------------------- =======================
Plan Interests related to        An Indeterminate               N/A                       N/A                      $100
the Merfin Systems 401(K)         Amount of Plan
Profit Sharing Plan                 Interests*
------------------------------ ---------------------- ------------------------- ------------------------- =======================

* Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement covers an indeterminate amount of plan interests to be offered or sold pursuant to the Merfin Systems 401(K) Profit Sharing Plan described herein.

                                     PART II


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with the Securities and Exchange Commission are incorporated herein by reference:

1. The Registrant's Annual Report on Form 10-K for the year ended June 30, 1997.

2. The Registrant's Quarterly Report on Form 10-Q for the quarters ended September 30, 1997, December 31, 1997 and March 31, 1998.

3.  The  description  of  the   Registrant's   Common  Stock  contained  in  its
Registration Statement on Form 8-A, as amended, effective with the Commission on November 22, 1995.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part thereof from the date of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES

         No response is required to this item.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         No response is required to this item.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company is  incorporated  under the laws of the State of  Delaware.
Section 145 of the General Corporation Law of the State of Delaware ("Section 145") provides that a Delaware corporation may indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys, fees), judgments, fines and amount paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

         The Company's Second Amended and Restated Certificate of Incorporation provides for the indemnification of directors and officers of the Company to the fullest extent permitted by Section 145.

         In that regard, the Second Amended and Restated Certificate of Incorporation provides that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of such corporation, or is or was serving at the request of such corporation as a director, officer or member of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Indemnification in connection with an action or suit by or in the right of such corporation to procure a judgment in its favor is limited to payment of settlement of such an action or suit except that no such indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the indemnifying corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in consideration of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         No response is required to this item.

Item 8.  EXHIBITS

Exhibit
Number   Description
-------  -----------
5        Opinion and Consent of Baker, Donelson, Bearman & Caldwell

23.1     Consent of Baker, Donelson, Bearman & Caldwell (contained in Exhibit 5)

23.2     Consent of Ernst & Young LLP

24       Power of Attorney (Included on signature page)

Item 9.  UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "1933 Act"), each such posteffective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on the 11th day of August 1998.

                                BUCKEYE TECHNOLOGIES INC.


                                By:       /s/ ROBERT E. CANNON
                                   ---------------------------------------------
                                   Robert E. Cannon, Chairman of the Board and
                                   Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert E. Cannon and David B. Ferraro and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

              NAME                              TITLE                  DATE
/s/ ROBERT E. CANNON
------------------------------------                             August 12, 1998
Robert E. Cannon                      Chairman of the Board of
                                      Directors, Chief Executive Officer and
                                      Director (Principal Executive Officer)
/s/ DAVID B. FERRARO
------------------------------------                             August 12, 1998
David B. Ferraro                      President, Chief Operating
                                      Officer and Director
                                      (Principal Financial Officer)
/s/ DAVID H. WHITCOMB
------------------------------------                             August 12, 1998
David H. Whitcomb                     Senior Vice President,
                                      Finance and Accounting
                                      (Principal Accounting Officer)
/s/ R. HOWARD CANNON
------------------------------------                             August 12, 1998
R. Howard Cannon                      Director

/s/ RED CAVANEY
------------------------------------                             August 12, 1998
Red Cavaney                           Director

/s/ HENRY F. FRIGON
------------------------------------                             August 12, 1998
Henry F. Frigon                       Director

/s/ SAMUEL M. MENCOFF
------------------------------------                             August 12, 1998
Samuel M. Mencoff                     Director


------------------------------------
Harry J. Phillips, Sr.                Director